EXHIBIT 21
HILL-ROM HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company as of November 7, 2011 are wholly-owned Indiana corporations, unless otherwise noted.

Hill-Rom, Inc.

Subsidiaries of Hill-Rom, Inc.
Advanced Respiratory, Inc., a Minnesota corporation
Allen Medical Systems, Inc.
Hill-Rom Manufacturing, Inc.
Hill-Rom Services, Inc.
Hill-Rom Finance Limited Partner, Inc.

Jointly owned subsidiaries of Hill-Rom, Inc. and Advanced Respiratory, Inc.
Hill-Rom Company, Inc.

Subsidiaries of Hill-Rom Company, Inc.
NaviCare Systems, LLC
Hill-Rom International, Inc.
MEDIQ/PRN Life Support Services, LLC
Liko North America, LLC
Hill-Rom Logistics, LLC

Subsidiary of Hill-Rom Manufacturing, Inc.
Hill-Rom Canada, Ltd., an (Ontario) Canadian Corporation

Subsidiaries of Hill-Rom International Inc.
Hill-Rom Pty, Ltd, an Australian corporation
Hill-Rom Asia Limited, a Hong-Kong corporation
Hill-Rom Japan KK, a Japanese corporation

Subsidiaries of Hill-Rom Pty, Ltd.
Medicraft Manufacturing Pty. Ltd, an Australian corporation
Medicraft Australia Pty. Ltd, an Australian corporation

Jointly owned subsidiary of Medicraft Manufacturing Pty, Ltd. and Medicraft Australia Pty. Ltd.
Medicraft Australia Unit Trust, an Australian entity

Subsidiary of Hill-Rom Asia Limited
Hill-Rom Business Services Co., LTD, a Hong-Kong corporation

Subsidiaries of Hill-Rom Services, Inc.
Hill-Rom SARL, a French corporation
Hill-Rom Services Pte, Ltd., a Singapore corporation
Encompass TSS, LLC, a Delaware limited liability company

Subsidiary of Allen Medical Systems, Inc.
AMATECH Corporation

Jointly owned subsidiaries of Hill-Rom Services, Inc. and Hill-Rom, Inc.
Hill-Rom International B.V., a Netherlands corporation
Hill-Rom HB, a Swedish partnership

Jointly owned by Hill-Rom Finance Limited Partner, Inc. and Hill-Rom Finance General Partner, LLC
HR Finance C.V.

Subsidiary of HR Finance C.V.
HR Europe B.V.

Subsidiaries of Hill-Rom International B.V.
Hill-Rom B.V., a Netherlands corporation
Hill-Rom Ltd., a United Kingdom corporation
Hill-Rom S.A., a Switzerland corporation
Hill-Rom Austria GmbH, an Austrian corporation
Hill-Rom Sociedade Unipessoal, LDA (Portugal)
Hill-Rom Global Holdings, B.V., a Netherlands corporation
Hill-Rom Poland sp. z o.o., Poland corporation

Jointly owned subsidiaries of Hill-Rom International B.V. and Hill-Rom Services, Inc.
Hill-Rom de Mexico S de RL de CV, a Mexican corporation
Hill-Rom Servicios S de RL de CV, a Mexican corporation
Hill-Rom GmbH, a German corporation
Hill-Rom Importacao e Comercio de Equipamentos Medicos Ltda, a Brazil corporation
Hill-Rom Turkey Medikal Urunler Dagitim ve Ticaret Limited Sirketi, a Turkey corporation

Subsidiary of Hill-Rom B.V.
Hill-Rom Finland, a Finland corporation

Subsidiaries of Hill-Rom, Ltd. (UK)
Hill-Rom (UK), Ltd., a United Kingdom corporation
Liko UK Ltd, a United Kingdom corporation

Subsidiaries of Liko UK Ltd
APLS Ltd., a United Kingdom corporation
Nordic Rehab Ltd., a United Kingdom corporation

Subsidiaries of Hill-Rom SARL
Hill-Rom Industries SA, a French corporation
Hill-Rom, S.p.A, an Italian corporation
Hill-Rom SAS, a French corporation
SCI Le Couviour Immoblier, a French corporation
Hill-Rom Iberia S.L., a Spanish corporation
Hill-Rom AB, a Swedish corporation

Jointly owned subsidiary of Hill-Rom SARL and Hill-Rom SAS
Hill-Rom sro, a Czech Republic corporation

Subsidiary of Hill-Rom AB
Liko R&D AB
Liko AB
Liko Norge AB

Subsidiary of Hill-Rom S.A.
Liko-Care AG

Jointly owned subsidiary of Hill-Rom Global Holdings,  B.V. and Hill-Rom International BV
Hill-Rom SPRL, a Belgium corporation

Subsidiaries of Hill-Rom SAS
Liko France SAS
Item S.A.R.L.

Subsidiary of Hill-Rom Finance Limited Partner, Inc.
Hill-Rom Finance General Partner, LLC